
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from the Consolidated Statement of Operations, Consolidated Statements of Changes in
Shareholders' Investment, Consolidated Statements of Cash Flows and Notes to
Consolidated Statements, and is qualified in its entirety by reference to such financial statements and notes to Consolidated Statements.
</LEGEND>

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          DEC-31-2000
<PERIOD-END>                               MAR-31-2000
<CASH>                                       5,022,300
<SECURITIES>                                         0<F1>
<RECEIVABLES>                                1,331,801
<ALLOWANCES>                                         0
<INVENTORY>                                    383,678
<CURRENT-ASSETS>                             7,188,857
<PP&E>                                     137,165,337
<DEPRECIATION>                              15,672,642
<TOTAL-ASSETS>                             136,337,175
<CURRENT-LIABILITIES>                       11,409,180
<BONDS>                                    126,438,247
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                        295
<COMMON>                                         6,532
<OTHER-SE>                                     109,188
<TOTAL-LIABILITY-AND-EQUITY>               136,337,175
<SALES>                                     11,848,178
<TOTAL-REVENUES>                            11,848,178
<CGS>                                        8,838,677
<TOTAL-COSTS>                                8,838,677
<OTHER-EXPENSES>                               153,682
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                           3,116,629
<INCOME-PRETAX>                            (1,866,776)
<INCOME-TAX>                                    31,754
<INCOME-CONTINUING>                        (1,898,530)
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                               (1,938,989)
<EPS-BASIC>                                      (.30)
<EPS-DILUTED>                                    (.30)

<F1>If information required by the applicable schedule is not included in the underlying financial data because it is either immaterial or inapplicable, the value "0" (zero) will be responded to that item.

